UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|	Definitive Proxy Statement
|X|	Definitive Additional Materials
|_|	Soliciting Material under 240.14a-12

Infodata Systems Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|	No fee required.
|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)        Title of each class of securities to which transaction applies: Common stock, par value $0.03 per share, of Infodata Systems Inc. (the “Registrant’s common stock”)

        (2)        Aggregate number of securities to which transaction applies: 5,330,382 outstanding shares of the Registrant’s common stock, options to purchase 1,128,753 shares of the Registrant’s common stock under the Registrant’s 1995 Stock Option Plan and 84,542 shares of the Registrant’s common stock under the Registrant’s 1997 Employee Stock Purchase Plan, all as of June 8, 2005.

        (3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying one-fiftieth of one percent times $7,435,000 (which is the proposed total cash payment to be made to holders of the Registrant’s common stock and options).

        (4)        Proposed maximum aggregate value of transaction: $7,435,000

        (5)        Total fee paid: $1,487

|X|	Fee paid previously with preliminary materials.

        |_|    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 2, 2005

**** IMPORTANT ****

Dear Infodata Systems Shareholder:

        Please find enclosed additional proxy material relating to the Special Meeting of shareholders scheduled to be held on Monday, August 22, 2005, to approve the merger between Infodata and McDonald Bradley, Inc. (MBI).

        As discussed in the proxy statement that was sent to our shareholders on July 19th, your Board of Directors believes that this merger with MBI is in the best interest of shareholders and urges all holders to vote their shares today. The vote requirement to approve the merger is more than two-thirds of our outstanding shares, so every vote counts, no matter how many or how few shares you own.

        Your shares may not be voted on the merger without your specific voting instructions. Accordingly, we are furnishing you an additional Voting Instruction Form to enable you to instruct your broker how you wish your shares to be voted. However, the quickest way to have your shares counted is to vote via the telephone or the Internet. Instructions on how to vote over the phone or Internet are enclosed in this package.

        Your shares cannot be represented or voted at the Special Meeting on August 22, 2005 with respect to the Merger proposal unless you either sign and return the enclosed voting form or vote by telephone or over the Internet.

        If you sign and return the enclosed form without indicating a choice of “for”, “against” or “abstain”, then your shares will be voted as recommended by your Board of Directors. If we have to adjourn the meeting to solicit additional votes, it will result in additional costs to Infodata, so please help us achieve this vote. To ensure your shares are counted at the meeting, we urge you to vote in favor of the merger today.

        If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at 800-607-0088.

Best regards,

Richard T. Bueschel
Chairman of the Board